ServiceSource Reports Fourth Quarter and Full Year 2013 Financial Results

SAN FRANCISCO, February 6, 2014 - ServiceSource® (Nasdaq: SREV), the global leader in recurring revenue management, today announced financial results for the fourth quarter and fiscal year ended December 31, 2013.

  Reported fourth quarter revenue of $77.2 million and full year revenue of $272.5 million, up 15% and 12% year-over-year, respectively

  Achieved 2013 adjusted EBITDA of $17.7 million and non-GAAP EPS of $0.06 per diluted share

  Generated Free Cash Flow of $11.0 million in 2013, ending the year with a cash balance of over $275.1 million

  Announced 15 customers live on Renew OnDemand

  Entered 2014 with ARR of $31 million, up 235% year-over-year, with the acquisition of Scout Analytics

"Growth in subscription sales in 2013 plus the addition of Scout Analytics® allows ServiceSource to enter 2014 with 235% growth in ARR for our subscription business," said Mike Smerklo, Chairman & CEO of ServiceSource. "We now offer the most comprehensive portfolio of cloud applications and managed services, and are excited about the opportunities ahead and confident in our ability to help the world's largest and most successful B2B companies maximize subscription and recurring revenues across the customer lifecycle.

Revenue was $77.2 million in the fourth quarter, representing a 15% increase over the $67.3 million delivered in the prior year. Revenue for the full year 2013 was $272.5 million, up 12% from $243.7 million in 2012.

For the fourth quarter of fiscal year 2013, adjusted EBITDA was $8.6 million, compared with $8.3 million for the same period last year. GAAP net loss in the quarter was $2.0 million, or $0.02 per share, compared with loss of $1.2 million, or $0.02 per share for the same period last year. Non-GAAP net income in the quarter was $3.2 million compared with $3.6 million for the same period last year. Non-GAAP EPS was $0.04 per diluted share, compared with $0.05 per diluted share for the same period last year.

For the full year 2013, adjusted EBITDA was $17.7 million, compared with $20.9 million for fiscal year 2012. GAAP net loss for the year was $22.9 million, or $0.29 loss per share, compared with a loss of $42.8 million, or $0.58 loss per share for 2012. Non-GAAP net income for the year was $5.3 million, compared with $7.9 million in 2012. Non-GAAP EPS was $0.06 per diluted share, compared with $0.10 per diluted share for 2012.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Quarterly Conference Call

ServiceSource will discuss its fourth quarter and 2013 results and provide 2014 financial guidance today via teleconference at 1:30 p.m. Pacific Time.  To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number:  31891416. In addition, a live webcast, including slides, of the call will also be available at http://ir.servicesource.com/events.cfm under the Events & Presentations menu. A replay of the webcast will also be available on the Company's website at http://ir.servicesource.com.

About ServiceSource

ServiceSource International, Inc. (NASDAQ: SREV) is the global leader in cloud-based recurring revenue management solutions. The company helps customers drive growth and build long-standing relationships across the customer lifecycle with the industry's most comprehensive data management, analytics, automation and services capabilities. Through Renew OnDemand™, Scout® and proven services, ServiceSource delivers higher subscription, maintenance, and support revenue, improved customer retention, and increased business predictability.  Headquartered in the Cloud Corridor of San Francisco, ServiceSource® manages $14.5 billion in recurring revenue for the world's largest and most respected technology and B2B companies. For more information, please go to www.servicesource.com.

Connect with ServiceSource:

http://www.facebook.com/ServiceSource

http://twitter.com/servicesource

http://www.linkedin.com/company/servicesource

http://www.youtube.com/user/ServiceSourceMKTG

Trademarks

ServiceSource, Renew OnDemand, Scout Analytics and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve months ended
	December 31,		December 31,
	2013	2012	2013	2012

Net revenue	$77,182	$67,345	$272,482	$243,703
Cost of revenue (1)	45,599	35,319	162,447	136,321
Gross profit	31,583	32,026	110,035	107,382
Operating expenses:
Sales and marketing (1)	14,920	15,767	58,826	56,925
Research and development (1)	5,313	5,960	23,855	19,255
General and administrative (1)	11,734	10,496	44,916	41,135
Total operating expenses	31,967	32,223	127,597	117,315
Loss from operations	(384)	(197)	(17,562)	(9,933)
Other income (expense):
Interest expense	(2,378)	(56)	(3,754)	(236)
Other, net	(545)	(414)	(664)	(538)
Loss before income taxes	(3,307)	(667)	(21,980)	(10,707)
Income tax provision (benefit)	(1,319)	518	871	32,107
Net loss	$(1,988)	$(1,185)	$(22,851)	$(42,814)
Net loss per share, basic and diluted	$(0.02)	$(0.02)	$(0.29)	$(0.58)
Weighted average common shares outstanding, basic and diluted	80,932	75,090	78,408	74,270

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Twelve months ended
	December 31,		December 31,
	2013	2012	2013	2012
Cost of revenue	$1,081	$722	$3,303	$2,772
Sales and marketing	2,435	2,310	9,831	8,146
Research and development	656	425	2,414	1,880
General and administrative	2,147	2,158	8,072	8,077
Total stock-based compensation	$6,319	$5,615	$23,620	$20,875

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$170,132	$76,568
Short-term investments	105,001	32,874
Accounts receivable, net of allowances	73,113	65,238
Deferred income taxes	412	389
Prepaid expenses and other	6,295	5,178
Total current assets	354,953	180,247
Property and equipment, net	27,998	34,513
Deferred income taxes, net of current portion	2,035	2,321
Other assets, net	8,624	1,057
Goodwill	6,334	6,334
Total assets	$399,944	$224,472

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,610	$3,293
Accrued taxes	1,134	1,056
Accrued compensation and benefits	19,610	15,738
Other accrued liabilities and capital leases	15,414	10,729
Total current liabilities	39,768	30,816
Convertible notes, net	113,915	-
Other long-term liabilities	5,566	6,729
Total liabilities	159,249	37,545
Stockholders' equity:
Common stock	8	8
Treasury stock	(441)	(441)
Additional paid-in capital	286,526	210,650
Accumulated deficit	(46,250)	(23,398)
Accumulated other comprehensive income	852	108
Total stockholders' equity	240,695	186,927
Total liabilities and stockholders' equity	$399,944	$224,472

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Twelve months ended
	December 31,
	2013	2012
Cash flows from operating activities
Net loss	$(22,851)	$(42,814)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,652	10,003
Amortization of debt discount and issuance costs	2,761	149
Accretion of premium on short-term investments	750	591
Deferred income taxes	217	31,340
Stock-based compensation	23,620	20,883
Tax benefit from stock-based compensation	359	(1,488)
Changes in operating assets and liabilities:
Accounts receivable, net	(7,470)	(10,906)
Prepaid expenses and other	(1,305)	3,819
Accounts payable	521	(2,473)
Accrued compensation and benefits	3,772	(6,239)
Accrued liabilities and other	3,649	7,637
Net cash provided by operating activities	15,675	10,502
Cash flows from investing activities
Acquisition of property and equipment	(5,261)	(20,353)
Other investment	(4,500)	-
Purchases of short-term investments	(89,747)	(64,002)
Sales of short-term investments	14,436	52,051
Maturities of short-term investments	2,600	21,415
Net cash used in investing activities	(82,472)	(10,889)
Cash flows from financing activities
Proceeds from issuance of convertible notes, net	145,133	-
Payments of convertible note hedges	(31,408)	-
Proceeds from the issuance of warrants	21,763	-
Principal payment on capital lease obligations	(329)	(710)
Payment of deferred debt issuance costs	-	(141)
Proceeds from common stock issuances	24,966	10,455
Tax benefit from stock-based compensation	(359)	1,488
Net cash provided by financing activities	159,766	11,092
Net increase in cash and cash equivalents	92,969	10,705
Effect of exchange rate changes on cash and cash equivalents	595	(120)
Cash and cash equivalents at beginning of period	$76,568	$65,983
Cash and cash equivalents at end of period	$170,132	$76,568

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource also provides investors with non-GAAP gross profit, net income, net income per share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."

ServiceSource believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP gross profit consists of gross profit plus stock based compensation and amortization of internally-developed software.

Non-GAAP net income consists of net loss plus stock-based compensation, amortization of internally-developed software, non-cash interest expense and applying an income tax rate of 40% reflecting our estimated tax expense on our core operations. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the company's stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.

EBITDA consists of net loss plus depreciation and amortization, interest expense, other expenses, net, and income tax expense. Adjusted EBITDA consists of EBITDA plus non-cash, stock-based compensation expense. ServiceSource uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from the operating results the impact of the company's capital structure.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States.

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
(unaudited)

		Three Months Ended		Twelve months ended
		December 31,		December 31,
		2013	2012	2013	2012
Gross Profit
GAAP gross profit		$31,583	$32,026	$110,035	$107,382
Non-GAAP adjustments:
Stock-based compensation	(A)	1,081	722	3,303	2,772
Amortization of internally-developed software	(B)	468	577	2,974	1,467
Non-GAAP gross profit		$33,132	$33,325	$116,312	$111,621

Gross Profit %
GAAP gross profit		41%	48%	40%	44%
Non-GAAP adjustments:
Stock-based compensation	(A)	1%	1%	1%	1%
Amortization of internally-developed software	(B)	1%	1%	1%	1%
Non-GAAP gross profit		43%	49%	43%	46%
Certain totals do not add due to rounding
Operating Expenses
GAAP operating expenses		$31,967	$32,223	$127,597	$117,315
Stock-based compensation	(A)	(5,238)	(4,893)	(20,317)	(18,103)
Amortization of internally-developed software	(B)	(120)	(412)	(1,426)	(1,579)
Non-GAAP operating expenses		$26,609	$26,918	$105,854	$97,633

Net Income (Loss)
GAAP net loss		$(1,988)	$(1,185)	$(22,851)	$(42,814)
Non-GAAP adjustments:
Stock-based compensation	(A)	6,319	5,615	23,620	20,875
Amortization of internally-developed software	(B)	588	989	4,400	3,046
One-time income tax items	(C)	-	-	-	33,072
Non-cash interest expense	(D)	1,794	-	2,713	-
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(E)	(3,477)	(1,857)	(2,630)	(6,251)
Non-GAAP net income		$3,236	$3,562	$5,252	$7,928

Diluted Net Income (Loss) Per Share
GAAP net loss per share		$(0.02)	$(0.02)	$(0.29)	$(0.58)
Non-GAAP adjustments:
Stock-based compensation	(A)	0.07	0.07	0.29	0.26
Amortization of internally-developed software	(B)	0.01	0.01	0.05	0.04
One-time income tax items	(C)	-	-	-	0.42
Non-cash interest expense	(D)	0.02	-	0.03	-
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(E)	(0.04)	(0.02)	(0.03)	(0.05)
Non-GAAP diluted net income per share		$0.04	$0.05	$0.06	$0.10
Certain totals do not add due to rounding
Shares used in calculating diluted net income per share on a non-GAAP basis		84,615	77,831	82,268	79,093

Footnotes to GAAP to Non-GAAP Reconciliation

(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options and awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.

(B) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for certain software purchases and software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.

(C) One-time tax items. During the second quarter of 2012, we recorded a $33.1 million non-cash charge against a substantial portion of our deferred tax assets, much of which was recorded in connection with electing to be treated as a corporation, because the recoverability of these items for financial reporting purposes is uncertain. We have excluded these items from our non-GAAP measures because they are non-recurring and unique, they are non-cash in nature and are not indicative of our core operating performance.

(D) Non-cash interest expense. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the $150 million convertible senior notes that were issued in August 2013. Accordingly, for GAAP purposes we are required to recognize effective interest expense on our convertible senior notes  which includes interest cost related to the amortization of debt issuance costs and the contractual 1.5% interest rate of the note. The difference between the effective interest expense and the contractual interest expense is excluded from our assessment of our operating performance because we believe that this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.

(E) Income tax effect on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate and calculating non-GAAP net income per share using a fully-diluted share count. This adjusts (i) the provision for income taxes to reflect the effect of the non-GAAP items A, B, C and D noted above on our non-GAAP net income (loss); (ii) the income tax rate to a normalized effective tax rate of 40%; and (iii) non-GAAP earnings per share based on a fully-diluted share count.

ServiceSource International, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Twelve months ended
	December 31,		December 31,
	2013	2012	2013	2012

Net loss	$(1,988)	$(1,185)	$(22,851)	$(42,814)
Income tax provision (benefit)	(1,319)	518	871	32,107
Other expense, net	2,923	470	4,418	774
Depreciation and amortization	2,642	2,922	11,652	10,003
EBITDA	2,258	2,725	(5,910)	70
Stock-based compensation	6,319	5,615	23,620	20,875
Adjusted EBITDA	$8,577	$8,340	$17,710	$20,945

ServiceSource International, Inc.
Revenue by Segment
(In thousands)
(unaudited)

	Three Months Ended December 31,
	2013		2012
		% of		% of
	$	Revenue	$	Revenue

NALA	$47,831	62%	$39,320	58%
EMEA	22,456	29%	21,478	32%
APJ	6,895	9%	6,547	10%
	$77,182	100%	$67,345	100%

	Twelve Months Ended December 31,
	2013		2012
		% of		% of
	$	Revenue	$	Revenue

NALA	$173,188	64%	$150,041	62%
EMEA	73,839	27%	66,902	27%
APJ	25,455	9%	26,760	11%
	$272,482	100%	$243,703	100%

Investor Relations Contact for ServiceSource:

Anne Bawden
ServiceSource International, Inc.
(415) 901-4182
abawden@servicesource.com